Forum Energy Technologies Announces
Third Quarter 2021 Results
•Revenue of $141 million, a 3% sequential increase
•Orders of $176 million, up 11% sequentially and book-to-bill ratio of 1.25
•Net loss of $12 million and diluted EPS of negative $2.05
•Adjusted EBITDA of $7 million, a 9% sequential increase
•$10 million share repurchase program authorized
HOUSTON, TEXAS, November 4, 2021 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2021 revenue of $141 million, an increase of $4 million from the second quarter 2021. Net loss for the quarter was $12 million, or $2.05 per diluted share, compared to a net loss of $22 million, or $3.87 per diluted share, for the second quarter 2021. Excluding special items, adjusted net loss was $2.25 per diluted share in the third quarter 2021 compared to an adjusted net loss of $2.66 per diluted share in the second quarter 2021. Adjusted EBITDA was $7 million in the third quarter 2021, an improvement of approximately $1 million from the second quarter 2021.
Special items in the third quarter 2021, on a pre-tax basis, included $4 million of foreign exchange gains partially offset by $3 million of restructuring, transaction and other costs. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
The board of directors has authorized a share repurchase program for the repurchase of outstanding shares of the company's common stock having an aggregate purchase price of up to $10 million. Shares may be repurchased under the program from time to time, in amounts and at prices that the company deems appropriate, subject to market and business conditions, applicable legal requirements and other considerations. The program may be executed using open market purchases pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as amended, in privately negotiated agreements, by way of issuer tender offers, Rule 10b5-1 plans or other transactions.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “Our orders and backlog continued to build in the third quarter with an 11% sequential increase in orders and a 1.25 book-to-bill ratio. This growth was led by orders for new product offerings in our stimulation and intervention product line and continued growth in subsea capital equipment orders. Our order flow has increased each of the last five quarters and has nearly doubled on a year-over-year basis. FET revenue of $141 million was impacted by ongoing and widespread supply chain delays, and COVID related disruptions for our customers' field operations.

“FET EBITDA of $7 million represents a 9% sequential increase, and a $17 million improvement compared to the third quarter 2020. The growth in our Subsea product line and market share gains in our artificial lift product offering are particularly noteworthy.
“Despite the impact of ongoing supply chain disruptions and cost inflation, we have a strong backlog and are beginning to see the benefits of pricing improvements. As a result, we forecast fourth quarter revenue to be between $145 and $155 million and EBITDA of $9 to $11 million. Furthermore, we expect a constructive market environment to support our outlook for continued growth in 2022.
“We ended the third quarter with $257 million principal amount of debt outstanding and net debt of $206 million. In the third quarter, we amended our ABL credit facility to, among other things, extend the maturity to September 2026, subject to certain exceptions, and reduce the facility size to $179 million. With this extension and the Senior Notes maturity in August 2025, we now have ample runway and liquidity to continue to execute our strategic initiatives.
“The $10 million share repurchase program authorized by our board of directors represents approximately 8% of our current equity market capitalization. It demonstrates the confidence we have in the company's business model, strong product offering and future prospects, including our growing exposure to the energy transition.”
Segment Results
Drilling & Downhole segment revenue was $63 million and orders were $83 million, an increase of 3% for each from the second quarter 2021. The increase in revenue and orders was due to subsea capital equipment sales for international customers, and higher demand for artificial lift products and drilling capital equipment in connection with increasing activity levels. Segment adjusted EBITDA was $9 million, a $2 million sequential increase resulting from the higher revenue levels and favorable sales mix. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global drilling, well construction, artificial lift and subsea markets.
Completions segment revenue was $50 million, a 7% sequential increase driven by higher demand from our pressure pumping service customers and increased sales of coiled tubing due to higher well completions. Orders were $60 million, a sequential increase of $12 million, or 26%, due to orders for new product offerings in our stimulation and intervention product line. Segment adjusted EBITDA was $5 million, down $1 million from the second quarter due to raw material cost inflation and a less favorable sales mix. The Completions segment designs and manufactures products for the coiled tubing, stimulation and intervention markets.
Production segment revenue was $29 million, a decrease of $1 million, or 3% from the second quarter 2021 driven by lower revenues from desalination process equipment and well-site production equipment, partially offset by higher valve sales into the downstream market. Orders in the third quarter were $33 million, a 6% sequential increase, due to large orders received for desalination process equipment in the third quarter 2021. Segment adjusted EBITDA was negative $2 million, approximately in line with the second quarter 2021. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.

FET (Forum Energy Technologies) is a global company, serving the oil, natural gas, industrial and renewable energy industries. FET provides value added solutions that increase the safety and efficiency of energy exploration and production. We are an environmentally and socially responsible company headquartered in Houston, TX with manufacturing, distribution, and service facilities strategically located throughout the world. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the severity and duration of the COVID-19 pandemic and related repercussions resulting from the negative impact on demand for oil and natural gas, the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Lyle Williams
Executive Vice President and Chief Financial Officer
713.351.7920
lyle.williams@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of loss
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2021	2020	2021
Revenue	$141.0	$103.6	$137.4
Cost of sales	106.1	90.5	105.2
Gross profit	34.9	13.1	32.2
Operating expenses
Selling, general and administrative expenses	42.3	46.0	42.2
Impairments of intangible assets, property and equipment	—	3.0	—
Loss (gain) on disposal of assets and other	—	1.2	(0.4)
Total operating expenses	42.3	50.2	41.8
Operating loss	(7.4)	(37.1)	(9.6)
Other expense (income)
Interest expense	7.1	8.5	7.8
Loss (gain) on extinguishment of debt	0.2	(28.7)	4.2
Deferred loan costs written off	—	0.3	—
Foreign exchange losses (gains) and other, net	(4.0)	3.3	(1.0)
Total other (income) expense, net	3.3	(16.6)	11.0
Loss before income taxes	(10.7)	(20.5)	(20.6)
Income tax expense	0.9	1.1	1.2
Net loss (1)	$(11.6)	$(21.6)	$(21.8)

Weighted average shares outstanding
Basic	5.7	5.6	5.6
Diluted	5.7	5.6	5.6

Loss per share
Basic	$(2.05)	$(3.86)	$(3.87)
Diluted	$(2.05)	$(3.86)	$(3.87)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of loss
(Unaudited)

	Nine months ended
	September 30,
(in millions, except per share information)	2021	2020
Revenue	$392.9	$399.5
Cost of sales	299.6	351.4
Gross profit	93.3	48.1
Operating expenses
Selling, general and administrative expenses	126.0	154.5
Impairments of intangible assets, property and equipment	—	20.4
Loss (gain) on disposal of assets and other	(1.3)	0.7
Total operating expenses	124.7	175.6
Operating loss	(31.4)	(127.5)
Other expense (income)
Interest expense	24.1	21.6
Foreign exchange gains and other, net	(1.5)	(1.0)
Loss (gain) on extinguishment of debt	5.3	(72.5)
Deferred loan costs written off	—	2.3
Total other (income) expense, net	27.9	(49.6)
Loss before income taxes	(59.3)	(77.9)
Income tax expense (benefit)	3.8	(13.7)
Net income (loss) (1)	$(63.1)	$(64.2)

Weighted average shares outstanding
Basic	5.6	5.6
Diluted	5.6	5.6

Loss per share
Basic	$(11.19)	$(11.52)
Diluted	$(11.19)	$(11.52)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	September 30,	December 31,
(in millions of dollars)	2021	2020
Assets
Current assets
Cash and cash equivalents	$50.0	$128.6
Accounts receivable—trade, net	116.6	80.6
Inventories, net	233.9	251.7
Other current assets	48.8	29.3
Total current assets	449.3	490.2
Property and equipment, net of accumulated depreciation	96.2	113.7
Operating lease assets	26.3	31.5
Intangible assets, net	220.9	240.4
Other long-term assets	7.3	14.1
Total assets	$800.0	$889.9
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.0	$1.3
Other current liabilities	164.7	123.6
Total current liabilities	165.7	124.9
Long-term debt, net of current portion	231.1	293.4
Other long-term liabilities	57.1	65.4
Total liabilities	453.9	483.7
Total equity	346.1	406.2
Total liabilities and equity	$800.0	$889.9

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine Months Ended September 30,
(in millions of dollars)	2021	2020
Cash flows from operating activities
Net loss	$(63.1)	$(64.2)
Depreciation and amortization	32.0	39.1
Impairments of intangible assets, property and equipment	—	20.4
Impairments of operating lease assets	—	14.1
Inventory write down	4.0	19.7
Loss (gain) on extinguishment of debt	5.3	(72.5)
Other noncash items and changes in working capital	13.7	45.1
Net cash provided by (used in) operating activities	(8.1)	1.7

Cash flows from investing activities
Capital expenditures for property and equipment	(1.0)	(1.6)
Proceeds from sale of business, property and equipment	5.5	3.6
Net cash provided by investing activities	4.5	2.0

Cash flows from financing activities
Borrowings of debt	—	85.0
Repayments of debt	(72.7)	(113.4)
Bond exchange early participation payment	—	(3.5)
Repurchases of stock	(0.4)	(0.2)
Deferred financing costs	(1.5)	(9.4)
Net cash used in financing activities	(74.6)	(41.5)

Effect of exchange rate changes on cash	(0.4)	(0.1)
Net decrease in cash, cash equivalents and restricted cash	$(78.6)	$(37.9)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2021	September 30, 2020	June 30, 2021
Revenue
Drilling & Downhole	$63.2	$43.2	$61.6	$63.2	$43.2	$61.6
Completions	49.7	19.6	46.5	49.7	19.6	46.5
Production	28.5	40.8	29.3	28.5	40.8	29.3
Eliminations	(0.4)	—	—	(0.4)	—	—
Total revenue	$141.0	$103.6	$137.4	$141.0	$103.6	$137.4

Operating income (loss)
Drilling & Downhole	$4.0	$(13.2)	$2.7	$5.2	$(8.4)	$3.3
Operating Margin %	6.3%	(30.6)%	4.4%	8.2%	(19.4)%	5.4%
Completions	0.3	(11.9)	(0.4)	(0.5)	(11.4)	0.5
Operating Margin %	0.6%	(60.7)%	(0.9)%	(1.0)%	(58.2)%	1.1%
Production	(3.4)	(0.1)	(4.0)	(3.1)	0.6	(3.1)
Operating Margin %	(11.9)%	(0.2)%	(13.7)%	(10.9)%	1.5%	(10.6)%
Corporate	(8.4)	(7.7)	(8.3)	(6.5)	(5.0)	(6.5)
Total segment operating loss	(7.5)	(32.9)	(10.0)	(4.9)	(24.2)	(5.8)
Other items not in segment operating loss (1)	0.1	(4.2)	0.4	—	0.1	(0.1)
Total operating loss	$(7.4)	$(37.1)	$(9.6)	$(4.9)	$(24.1)	$(5.9)
Operating Margin %	(5.2)%	(35.8)%	(7.0)%	(3.5)%	(23.3)%	(4.3)%

EBITDA (2)
Drilling & Downhole	$10.7	$(13.0)	$7.3	$9.0	$(3.8)	$7.1
EBITDA Margin %	16.9%	(30.1)%	11.9%	14.2%	(8.8)%	11.5%
Completions	6.6	(5.9)	5.4	5.2	(4.4)	6.3
EBITDA Margin %	13.3%	(30.1)%	11.6%	10.5%	(22.4)%	13.5%
Production	(2.5)	(1.1)	(2.6)	(2.1)	2.7	(1.8)
EBITDA Margin %	(8.8)%	(2.7)%	(8.9)%	(7.4)%	6.6%	(6.1)%
Corporate	(8.3)	20.4	(12.4)	(4.9)	(4.2)	(5.0)
Total EBITDA	$6.5	$0.4	$(2.3)	$7.2	$(9.7)	$6.6
EBITDA Margin %	4.6%	0.4%	(1.7)%	5.1%	(9.4)%	4.8%

(1) Includes gain/(loss) on disposal of assets, and impairments of intangible assets, property and equipment.
(2) The company believes that the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue
Drilling & Downhole	$173.4	$167.0	$173.4	$167.0
Completions	134.1	88.0	134.1	88.0
Production	85.8	145.0	85.8	145.0
Eliminations	(0.4)	(0.5)	(0.4)	(0.5)
Total revenue	$392.9	$399.5	$392.9	$399.5

Operating income (loss)
Drilling & Downhole	$2.2	$(26.8)	$7.2	$(15.1)
Operating Margin %	1.3%	(16.0)%	4.2%	(9.0)%
Completions	(0.1)	(47.0)	(1.4)	(28.7)
Operating Margin %	(0.1)%	(53.4)%	(1.0)%	(32.6)%
Production	(11.3)	(9.3)	(9.2)	(2.3)
Operating Margin %	(13.2)%	(6.4)%	(10.7)%	(1.6)%
Corporate	(23.5)	(23.3)	(18.7)	(18.4)
Total segment operating loss	(32.7)	(106.4)	(22.1)	(64.5)
Other items not in segment operating loss (1)	1.3	(21.1)	0.1	0.8
Total operating loss	$(31.4)	$(127.5)	$(22.0)	$(63.7)
Operating Margin %	(8.0)%	(31.9)%	(5.6)%	(15.9)%

EBITDA (2)
Drilling & Downhole	$14.3	$(19.3)	$19.1	$(0.5)
EBITDA Margin %	8.2%	(11.6)%	11.0%	(3.6)%
Completions	18.5	(37.7)	16.1	(6.9)
EBITDA Margin %	13.8%	(42.8)%	12.0%	(7.8)%
Production	(7.3)	(6.3)	(5.3)	5.1
EBITDA Margin %	(8.5)%	(4.3)%	(6.2)%	3.5%
Corporate	(28.7)	46.1	(14.1)	(14.5)
Total EBITDA	$(3.2)	$(17.2)	$15.8	$(16.8)
EBITDA Margin %	(0.8)%	(4.3)%	4.0%	(4.2)%

(1) Includes gain (loss) on disposal of assets, and impairments of intangible assets, property and equipment.
(2) The company believes that the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	September 30, 2021	September 30, 2020	June 30, 2021
Orders
Drilling & Downhole	$83.4	$38.7	$80.5
Completions	59.6	18.4	47.4
Production	32.8	35.2	30.9
Total orders	$175.8	$92.3	$158.8

Revenue
Drilling & Downhole	$63.2	$43.2	$61.6
Completions	49.7	19.6	46.5
Production	28.5	40.8	29.3
Eliminations	(0.4)	—	—
Total revenue	$141.0	$103.6	$137.4

Book to bill ratio (1)
Drilling & Downhole	1.32	0.90	1.31
Completions	1.20	0.94	1.02
Production	1.15	0.86	1.05
Total book to bill ratio	1.25	0.89	1.16

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	September 30, 2021			September 30, 2020			June 30, 2021
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss
As reported	$(7.4)	$6.5	$(11.6)	$(37.1)	$0.4	$(21.6)	$(9.6)	$(2.3)	$(21.8)
% of revenue	(5.2)%	4.6%		(35.8)%	0.4%		(7.0)%	(1.7)%
Restructuring, transaction and other costs	2.5	2.5	2.5	4.0	4.0	4.0	2.6	2.6	2.6
Inventory and other working capital adjustments	—	—	—	1.2	1.2	1.2	1.1	1.1	1.1
Impairments of operating lease assets, intangible assets, property and equipment	—	—	—	7.8	7.8	7.8	—	—	—
Loss (gain) on extinguishment of debt	—	0.2	0.2	—	(28.7)	(28.7)	—	4.2	4.2
Deferred loan costs written off	—	—	—	—	0.3	0.3	—	—	—
Loss (gain) on foreign exchange, net (2)	—	(3.9)	(3.9)	—	3.4	3.4	—	(1.0)	(1.0)
Stock-based compensation expense	—	1.9	—	—	1.9	—	—	2.0	—
As adjusted (1)	$(4.9)	$7.2	$(12.8)	$(24.1)	$(9.7)	$(33.6)	$(5.9)	$6.6	$(14.9)
% of revenue	(3.5)%	5.1%		(23.3)%	(9.4)%		(4.3)%	4.8%

Diluted shares outstanding as reported			5.7			5.6			5.6
Diluted shares outstanding as adjusted			5.7			5.6			5.6

Diluted EPS - as reported			$(2.05)			$(3.86)			$(3.87)
Diluted EPS - as adjusted			$(2.25)			$(6.00)			$(2.66)

(1) The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Nine months ended
	September 30, 2021			September 30, 2020
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss
As reported	$(31.4)	$(3.2)	$(63.1)	$(127.5)	$(17.2)	$(64.2)
% of revenue	(8.0)%	(0.8)%		(31.9)%	(4.3)%
Restructuring, transaction and other costs	7.7	7.7	7.7	13.7	13.7	13.7
Inventory and other working capital adjustments	1.7	1.7	1.7	15.6	15.6	15.6
Impairments of operating lease assets, intangible assets, property and equipment	—	—	—	34.5	34.5	34.5
Stock-based compensation expense	—	5.7	—	—	7.7	—
Loss (gain) on extinguishment of debt	—	5.3	5.3	—	(72.5)	(72.5)
Deferred loan costs written off	—	—	—	—	2.3	2.3
Gain on foreign exchange, net (2)	—	(1.4)	(1.4)	—	(0.9)	(0.9)
Impact of U.S. CARES Act	—	—	—	—	—	(16.6)
As adjusted (1)	$(22.0)	$15.8	$(49.8)	$(63.7)	$(16.8)	$(88.1)
% of revenue	(5.6)%	4.0%		(15.9)%	(4.2)%

Diluted shares outstanding as reported			5.6			5.6
Diluted shares outstanding as adjusted			5.6			5.6

Diluted EPS - as reported			$(11.19)			$(11.52)
Diluted EPS - as adjusted			$(8.89)			$(15.73)

(1) The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	September 30, 2021	September 30, 2020	June 30, 2021
EBITDA reconciliation (1)
Net loss	$(11.6)	$(21.6)	$(21.8)
Interest expense	7.1	8.5	7.8
Depreciation and amortization	10.1	12.4	10.5
Income tax expense	0.9	1.1	1.2
EBITDA	$6.5	$0.4	$(2.3)

(1) The company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Nine months ended
(in millions of dollars)	September 30, 2021	September 30, 2020
EBITDA reconciliation (1)
Net loss	$(63.1)	$(64.2)
Interest expense	24.1	21.6
Depreciation and amortization	32.0	39.1
Income tax expense	3.8	(13.7)
EBITDA	$(3.2)	$(17.2)

(1) The company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 5 - Adjusting items
	Nine months ended
(in millions of dollars)	September 30, 2021	September 30, 2020
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$(8.1)	$1.7
Capital expenditures for property and equipment	(1.0)	(1.6)
Proceeds from sale of property and equipment	6.8	3.0
Free cash flow, before acquisitions	$(2.3)	$3.1

(1) The company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	September 30, 2021		September 30, 2020		June 30, 2021
Revenue:	$	%	$	%	$	%
Drilling Technologies	$23.3	16.5%	$17.5	16.9%	$27.7	20.1%
Downhole Technologies	17.6	12.5%	13.4	12.9%	16.6	12.1%
Subsea Technologies	22.3	15.8%	12.3	11.9%	17.3	12.6%
Drilling & Downhole	63.2	44.8%	43.2	41.7%	61.6	44.8%

Stimulation and Intervention	25.6	18.1%	9.3	9.0%	24.3	17.7%
Coiled Tubing	24.1	17.1%	10.3	9.9%	22.2	16.2%
Completions	49.7	35.2%	19.6	18.9%	46.5	33.9%

Production Equipment	14.3	10.1%	15.5	15.0%	17.4	12.7%
Valve Solutions (1)	14.2	10.1%	25.3	24.4%	11.9	8.6%
Production (1)	28.5	20.2%	40.8	39.4%	29.3	21.3%
Eliminations	(0.4)	(0.2)%	—	—%	—	—%

Total Revenue	$141.0	100.0%	$103.6	100.0%	$137.4	100.0%